EXHIBIT 99.2
JOINT FILERS” SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES VII, LTD.

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE ASSOCIATES VII, L.P.
By: Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS VII, L.P.
By: Insight Venture Associates VII, L.P., its general partner
By: Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS VII (CO-INVESTORS), L.P.
By: Insight Venture Associates VII, L.P., its general partner
By: Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) VII, L.P.
By: Insight Venture Associates VII, L.P., its general partner
By: Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (DELAWARE) VII, L.P.
By: Insight Venture Associates VII, L.P., its general partner
By: Insight Venture Associates VII, Ltd., its general partner

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT ASSOCIATES XI, LTD.

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT ASSOCIATES XI, L.P.
By: Insight Associates XI, Ltd., its general partner

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer

GRACE SOFTWARE CROSS FUND HOLDINGS, LLC

By:	/s/ Andrew Prodromos	Date: 05/13/2026
Name:	Andrew Prodromos
Title:	Authorized Officer